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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows

         Evergreen California Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      125               0.20             738               11.33


     Class B      10                0.20             73                11.33


     Class C      58                0.20             382               11.33


     Class I      1,180             0.32             3,720             11.33


     Evergreen Connecticut Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      213,586           0.24             963,558            6.57


     Class B      149,421           0.19             783,999            6.57


     Class C      74,830            0.19             299,449            6.57


     Class I      2,594,344         0.26             10,397,589        6.57























     Evergreen New Jersey Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      2,205,360                 0.43     5,259,251         11.26


     Class B      1,091,240                 0.35     2,944,520         11.26


     Class C      294,039                   0.35    899,507            11.26


     Class I      7,290,970                 0.46     16,135,824        11.26


     Evergreen New York Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      1,069,966         0.55                465,770           11.24


     Class B      141,646           0.47                369,657          11.24


     Class C      234,514           0.47                552,141          11.24


     Class I      5,182,772         0.58                8,417,151         11.24


     Evergreen Pennsylvania Municipal Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A       2,877            0.49             5,852             11.67


     Class B       1,527            0.41             3,646             11.62


     Class C        562             0.41             1,423             11.64


     Class I      36,277            0.53             69,263            11.67